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                                                                     Exhibit 5.1


                            GOODMAN WEISS MILLER LLP
                         100 Erieview Plaza, 27th Floor
                           Cleveland, Ohio 44114-1824
                            Telephone: (216) 696-3366
                           Telecopier: (216) 363-5835


                                December 18, 1997



Board of Directors
Telxon Corporation
3330 West Market Street
Akron, Ohio  44333

Re: Registration Statement on Form S-8 relating to Common Stock Issuable Pursuant to 1990 Stock Option Plan

Gentlemen:

         We are rendering this opinion in connection with the registration by Telxon Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, of 750,000 additional shares (the "Shares") of Common Stock of the Company, par value $.01 per share, reserved for issuance and to be issued from time to time upon the exercise of options to purchase Shares granted under the Company's 1990 Stock Option Plan, as amended (the "Plan"). The Company previously filed two Registration Statements on Form S-8 with respect to the shares then authorized for issuance under the Plan, both of which continue to be effective with respect to shares of the same class as are the subject of the Registration Statement: (i) Registration No. 33-43318 with respect to the 1,000,000 shares of the same class originally reserved for issuance upon the exercise of options granted under the Plan and (ii) Registration No. 333-00449 (prepared in reliance upon General Instruction E to Form S-8 with reference to the Original Registration Statement) with respect to the 2,350,000 additional shares authorized for issuance under the Plan subsequent to the original adoption of the Plan and prior to the September 10, 1997 approval of the additional Plan shares which are the subject of the Registration Statement.

         We have assisted the Company in its preparation of the Registration Statement in our capacity as its general counsel. In connection therewith, we have examined and/or relied upon:

                  (a)      The Plan;



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Board of Directors
Telxon Corporation
December 18, 1997
Page 2


                  (b) The written explanatory information, of the type and scope required by Part I of Form S-8 to be provided to employees offered securities pursuant to an employee benefit plan such as the Plan, which information we understand the Company intends to provide, in substantially similar form and content, to each employee granted an option under the Plan;

                  (c) The Registration Statement and the Exhibits thereto; and

                  (d) The Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended to date, of the Company (together, the "Charter Documents").

In addition, we have reviewed such other documents and have made such inquiries of officers and directors of the Company and other persons as we have deemed necessary to enable us to express the opinion herein below set forth.

         Based on and subject to the foregoing, we are of the opinion that: (i) subject to (1) the effectiveness of the Registration Statement and (2) compliance with the document delivery and updating requirements of Part I of Form S-8 and of Rule 428(b) promulgated under the Act and with applicable state securities laws and (3) payment of such exercise price as is required to be paid with respect to the Shares issuable pursuant to the Plan; and (ii) provided that the Charter Documents and all applicable laws, rules and regulations then in effect are the same as such Charter Documents, laws, rules and regulations as are in effect as of the date hereof, the Shares issuable upon exercise of each option to purchase Shares pursuant to the Plan, when sold on the terms and in the manner set forth in the Plan and the option agreements made pursuant to the Plan, will be legally issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware under which the Company is incorporated.

         We hereby consent to the filing of a copy of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ Goodman Weiss Miller LLP

                                            GOODMAN WEISS MILLER LLP